UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective May 21, 2024, Jack Nielsen, a member of the board of directors (the “Board”) of Aligos Therapeutics, Inc. (the “Company”), resigned from the Board.

Following Mr. Nielsen’s departure, a vacancy was created on the Company’s Audit Committee, resulting in there being two members of the Audit Committee (the “Vacancy”). Nasdaq Stock Market LLC Listing Rule 5605(c)(2)(A) requires that the Company have an Audit Committee composed of three members that satisfy certain criteria for service on the committee. On May 22, 2024, the Company notified Nasdaq of its non-compliance with Nasdaq Rule 5605(c)(2)(A) as a result of the Vacancy and its intent to rely on the cure period provided to the Company by Nasdaq Rule 5605(c)(4)(B). The Company intends to appoint to the Audit Committee a third director who satisfies the criteria for service on the Audit Committee no later than 180 days after Mr. Nielsen’s resignation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included in Item 3.01 above is incorporated by reference into this Item 5.02. Mr. Nielsen’s resignation was for personal reasons and is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: May 22, 2024	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Financial Officer